Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-209991) pertaining to the 2013 Stock Incentive Plan and Inducement Stock Option Awards of Tetraphase Pharmaceuticals, Inc.,

(2)Registration Statement (Form S-8 No. 333-198098) pertaining to the 2014 Employee Stock Purchase Plan of Tetraphase Pharmaceuticals, Inc.,

(3)Registration Statement (Form S-8 No. 333-194125 and No. 333-202576) pertaining to the 2013 Stock Incentive Plan of Tetraphase Pharmaceuticals, Inc.,

(4)Registration Statement (Form S-8 No. 333-189361) pertaining to the 2006 Stock Incentive Plan and the 2013 Stock Incentive Plan of Tetraphase Pharmaceuticals, Inc, and

(5)Registration Statement (Form S-3 No. 333-214500) of Tetraphase Pharmaceuticals, Inc.;

of our reports dated March 13, 2017, with respect to the consolidated financial statements of Tetraphase Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Tetraphase Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Tetraphase Pharmaceuticals, Inc. for the year ended December 31, 2016.

                                              /s/ Ernst & Young

Boston, Massachusetts

March 13, 2017